EXHIBIT 31.2

CERTIFICATION

I, Ronald Pipoly, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of AmTrust Financial Services, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 5, 2010	By: /s/ Ronald Pipoly Ronald Pipoly Chief Financial Officer (Principal Financial and Accounting Officer)